UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On December 22, 2025, Howmet Aerospace Inc., a Delaware corporation (the “Company” or “Howmet Aerospace”), issued a press release announcing it had entered into the Purchase Agreement (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On December 22, 2025, Howmet Aerospace entered into a Purchase Agreement with Stanley Black & Decker, Inc., a Connecticut corporation (“Stanley Black & Decker”), pursuant to which the Company has agreed to purchase Consolidated Aerospace Manufacturing, LLC, a wholly owned subsidiary of Stanley Black & Decker, for a cash purchase price of approximately $1.8 billion, subject to customary adjustments. The proposed acquisition is expected to close in the first half of 2026, subject to customary closing conditions and regulatory approvals.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the planned acquisition of Consolidated Aerospace Manufacturing, LLC from Stanley Black & Decker, Inc. and the expected benefits and timing of the transaction. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: the ability to consummate the proposed acquisition on the expected terms and within the anticipated closing time period or at all because required regulatory approval or other conditions to closing are not received or satisfied on a timely basis or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement entered into with respect to the proposed acquisition; the ability to realize the expected benefits of the proposed acquisition, including the anticipated synergies and favorable tax treatment of the proposed transaction and the anticipated broader offering of fastening solutions; the impact of a delay in completing the proposed acquisition or in integrating the Consolidated Aerospace Manufacturing, LLC business, which may be more difficult, time consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in retaining or maintaining relationships with employees, customers or suppliers) that may be greater than expected following the proposed acquisition or the public announcement of the proposed acquisition; and the other risk factors summarized in Howmet Aerospace’s Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed with the U.S. Securities and Exchange Commission. The statements in this report are made as of the day of the filing of this report, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Howmet Aerospace Inc. press release dated December 22, 2025 (furnished pursuant to Item 7.01 hereof).

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: December 22, 2025	By:	/s/ Neil Marchuk
	Name:	Neil Marchuk
	Title:	Executive Vice President and Chief Administrative Officer